Crowe Horwath LLP Independent Member Crowe Horwath International 488 Madison Avenue, Floor 3 New York, New York 10022-5722 Tel 212.572.5500 Fax 212.572.5572 www.crowehorwath.com

April 16, 2013

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N. E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4.01 of Form 8-K of China Growth Equity Investment Ltd. dated April 16, 2013 and are in agreement with those statements.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

New York, New York

cc:	Xinrong Zhuo

Chief Executive Officer

Pingtan Marine Enterprise Ltd.

181F, Zhongshan, Building A

No. 154 Hudong Road

Fuzhou, PRC